Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Connecticut Dividend
Advantage Municipal Fund

811-09465


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010 and additionally adjourned to March 23, 2010.

Voting results are as follows:

<c> Common and MuniPreferred
shares voting together as a class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
               1,419,131
                       575
   Against
                  114,075
                         13
   Abstain
                    46,981
                          -
   Broker Non-Votes
                  421,993
                          -
      Total
               2,002,180
                       588



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
               1,415,682
                       575
   Against
                  114,553
                         13
   Abstain
                    50,031
                          -
   Broker Non-Votes
                  421,914
                          -
      Total
               2,002,180
                       588



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2010, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052320.